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Exhibit 10.7

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933. Such Portions are marked "[*]" in this document; they have been filed separately with the Commission.

Amendment No. 1
To
QUALCOMM Globalstar Satellite Products Supply Agreement
Agreement No. 04-QC/NOG-PRODSUP-001
(NOG-C-04-0137)

        This Amendment No. 1 ("Amendment") is effective as of 25 May, 2005 ("Amendment Effective Date") by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM") and Globalstar LLC, a limited liability company ("Buyer"), with respect to the following facts:

RECITALS

        A.    QUALCOMM and Buyer executed the QUALCOMM Globalstar Satellite Products Supply Agreement No. 04-QC/NOG-PRODSUP-001 dated April 13, 2004 (the "Agreement"), pursuant to which QUALCOMM agreed to sell to Buyer, and Buyer agreed to purchase Globalstar products from time to time for resale to customers under such Supply Terms and Conditions.

        B.    Buyer has previously notified QUALCOMM of a name change from New Operating Globalstar LLC to Globalstar LLC.

        C.    QUALCOMM will modify the Globalstar GSP-1600 Tri-Mode Satellite Phone ("GSP-1600") to replace the LCD and will make available a limited quantity thereof to Globalstar for resale to its customers for use on the Globalstar System as further described in this Amendment, provided that Buyer submits a Purchase Order for products in the quantities, pricing and delivery schedule set forth on Attachment 1(a) to this Amendment, concurrent with the execution of this Amendment, and makes payments as required on Attachment 2 to this Amendment.

        D.    By this Amendment, QUALCOMM and Buyer agree to amend the Agreement to add additional products and modify certain terms and conditions, as of the Amendment Effective Date, as further described herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby modify the Agreement as set forth herein.

        1.    Definitions Section.    The Definitions Section is hereby amended as follows:

          a)    "GSP-1600" definition is hereby added as follows:

            "GSP-1600" shall include the original QUALCOMM Globalstar Tri-Mode Satellite Phone GSP-1600 modified with a new LCD meeting the technical requirements and specifications for GSP-1600 in accordance with QUALCOMM Document 80-25042-1, CDMA/AMPS Tri Mode Portable UT Performance Specification, generically provisioned and tested by QUALCOMM, delivered with a wall charger, but without SIM Card, battery, spares or any Accessories, except as specified herein. The GSP-1600 shall be delivered in standard bulk packaging, consisting of individual bag/box units in master pack containers, and applicable Documentation. Buyer will need to purchase and install batteries from a Globalstar-approved supplier to qualify for warranty coverage as set forth in the Supply Terms and herein.

          b)    "GSP-1600 Purchase Order" definition is hereby added as follows:

            "GSP-1600 Purchase Order" shall mean the non-cancelable Purchase Order submitted concurrent with the execution of this Amendment for the quantity of products and pricing as set forth on Attachment 1 and 1(a). The GSP-1600 Purchase Order represent the total quantity of each product that is available for purchase by Globalstar except as provided for in Section 12."

          c)     "Warranty Period" definition is hereby amended to add the following:

            "No warranty applies to Accessories that are packaged with Products."

        2.     Section 10, Delivery Schedule is hereby added as follows:

          "10.    Delivery Schedule.    The delivery schedule for products ordered under the GSP-1600 Purchase Order shall be as specified on Attachment 1(a) to this Amendment.

        3.     Section 11, Special Warranty Terms for GSP-1600 is hereby added as follows:

          "11.    Special Warranty Terms for GSP-1600.    The Warranty terms set forth in the Agreement shall apply, provided that, in the event a GSP-1600 and/or GCK-1410 Car Kit ordered under the GSP-1600 Purchase Order is returned by Buyer to QUALCOMM in accordance with the RMA Procedures, and is determined by QUALCOMM to be defective and covered by warranty, if QUALCOMM determines it is unable to repair or replace such GSP-1600 and/or GCK-1410 Car Kit, QUALCOMM shall credit to Buyer's account the amount received therefor as based on the purchase price.

        4.     Section 12, Limited Quantities is hereby added as follows:

          "12.    Limited Quantities.    Buyer understands that the quantity of GSP-1600s available for purchase by Buyer is limited to the quantities set forth on Attachment 1 to this Amendment and, with the exception of GSP-1600s retained for warranty and test purposes will no longer be available for purchase by Buyer or another customer. Provided Buyer has made all payments as required on Attachment 2 to this Amendment and is not in breach of the Agreement, [*] months after the last delivery of GSP-1600s to the FCA Point, QUALCOMM will offer Buyer first right to purchase any GSP-1600s held by QUALCOMM for warranty and/or testing, if available, at a unit price of [*] for units subject to the warranty described in the Agreement, as modified hereby, or at a price of [*] if sold as-is and without warranty. No warranty shall apply to units retained for test purposes. If Buyer wishes to purchase all or a portion of such offered GSP-1600s, Buyer shall provide QUALCOMM with a non-cancelable Purchase Order and [*] down payment for such units within thirty (30) days of the date of notice. In the event Buyer does not purchase such units within the [*] day period, during the [*] day period thereafter, QUALCOMM may offer these units to its other customers at a price of $[*] for units subject to warranty described in the Agreement as modified, or [*] if sold as-is and without warranty. After such day period has expired, QUALCOMM will offer Buyer the right to purchase remaining units, if any, at a price to be determined [*]. If Buyer wishes to purchase all or a portion of such offered GSP-1600s, Buyer shall provide QUALCOMM with a non-cancelable Purchase Order and [*] down payment for such remaining units within [*] days of notice. Thereafter, QUALCOMM may offer units to its other customers at the same price offered to Buyer, such orders to be filled on a first received basis.

        5.     Section 13, Payment Terms is hereby added as follows:

          "13.    Payment Terms for GSP-1600 Purchase Order.    The payment terms for the GSP-1600 Purchase Order are as set forth on Attachment 2."

        6.     Section 14, Term Extension is hereby added as follows:

          "14.    Term Extension.    The Term of the Agreement is hereby extended through December 31, 2006, unless earlier terminated as provided herein."

        EFFECTIVENESS.    Except as modified by this Amendment No. 1 as of the date set forth above, the Agreement shall remain in full force and effect. No modification, amendment or other change may be made to this Amendment No. 1 or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

        IN WITNESS THEREOF, the parties have executed this Amendment No.1 as of the date set forth above.

QUALCOMM Incorporated		Globalstar LLC
By:	/s/ SCOTT J. BECKER	By:	/s/ JAMES MONROE III
Name:	Scott J. Becker	Name:	James Monroe III
Title:	Sr. Vice President and General Manager, QUALCOMM Wireless Systems Division	Title:	CEO

Attachment 1
To Amendment No. 1
Pricing and Quantities for GSP-1600 Purchase Order

Product	Pricing	Quantity	Extended Price
GSP-1600 Portable Phone		[*]
GCK-1410 Car Kit
GSP-2900 Fixed Phone
Wall Charger
Travel Charger
Cigarette Lighter Adapter
Data Kit

Attachment No. 1(a)
to Amendment No. 1
Delivery Schedule For Current Product

Description	GCK- 1410 Car Kit	Enhanced Fixed Phone	Wall Chargers	Travel Chargers	CLA	Data Kit	GSP- 1600
Quantity
Month				[*]
[*]

Attachment 2
To Amendment No. 1
Payment Terms Applicable to GSP-1600 Purchase Order

        [*] of GSP-1600 Purchase Order value invoiced at Amendment No. 1 signing and due NET 5 business days from QUALCOMM's invoice date.

        [*] of GSP-1600 Purchase Order value invoiced [*] months after the Effective Date; payment NET 30 days from date of QUALCOMM invoice.

        [*] of product price invoiced upon delivery of each unit to the FCA Point; payment NET 30 days from date of QUALCOMM invoice.

        If any product ordered under this Amendment is delivered within [*] after the Effective Date, [*] of the price of such product price shall be invoiced upon delivery to the FCA Point; payment NET 30 days from date of QUALCOMM's invoice.

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  Exhibit 10.7
CONFIDENTIAL TREATMENT
Amendment No. 1 To QUALCOMM Globalstar Satellite Products Supply Agreement Agreement No. 04-QC/NOG-PRODSUP-001 (NOG-C-04-0137)